EXHIBIT 4.02

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                              THE AES CORPORATION

                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO

                                  as Trustee

                             --------------------

                         FIRST SUPPLEMENTAL INDENTURE

                         Dated as of December 8, 1998

                                      TO

                               SENIOR INDENTURE

                         Dated as of December 8, 1998

                             --------------------

                           8% Senior Notes due 2008



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                  The First Supplemental INDENTURE, is dated as of this 8th day of December, 1998 (the "First Supplemental Indenture"), between THE AES CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as trustee (hereinafter sometimes referred to as the "Trustee").

                  WHEREAS, the Company entered into a Senior Indenture dated as of December 8, 1998 between the Company and the Trustee (the "Indenture") to provide for the future issuance of its senior debentures, notes or other evidences of indebtedness (collectively, the "Securities"), said Securities to be issued from time to time in series as might be determined by the Company pursuant to the Indenture and, in an unlimited aggregate principal amount; and

                  WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 8% Senior Notes due 2008 (said series being hereinafter referred to as the "Series A Senior Notes"), the form and substance of such Series A Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

                  WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series A Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company;

                  NOW, THEREFORE, in consideration of the purchase and acceptance of the Series A Senior Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series A Senior Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION


                  SECTION 1.1.  TERMS DEFINED IN THE INDENTURE.

                  Each capitalized term used not but defined in this First Supplemental Indenture shall have the meaning assigned to such term in the Indenture.

                  SECTION 1.2.  CERTAIN DEFINITIONS.

                  The following definitions are hereby added to the definitions contained in Section 1.1 of the Indenture, but only with respect to the Series A Senior Notes issued in accordance with the provisions hereof:

                  "Attributable Debt" means the present value (discounted at the rate of 8% per annum compounded monthly) of the obligations for rental payments required to be paid during the remaining term of any lease of more than 12 months.

                  "Beneficial Owner" means the Person who has the right to sell, transfer or otherwise dispose of an interest in a Series A Senior Note and the right to receive the Principal and interest payable to the Holder thereof.

                  "Consolidated Net Assets" means the aggregate amount of assets (less reserves and other deductible items) after deducting current liabilities, as shown on the consolidated balance sheet of the Company and its Subsidiaries contained in the latest annual report to the stockholders of the Company and prepared in accordance with GAAP.

                  "Funded Debt" means indebtedness for borrowed money having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the determination of the amount thereof.

                  "Principal Domestic Property" means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution, located in the United States (excluding its territories, possessions and Puerto Rico), owned or leased by the Company and having a net book value in excess of 2% of Consolidated Net Assets, other than any such building, structure or other facility or portion thereof which is a pollution control facility financed by state or local governmental obligations or which the principal executive officer, president and principal financial officer of the Company determine in good faith is not of material importance to the total business conducted or assets owned by the Company and its Subsidiaries as an entirety.

                  The following terms are defined in the places indicated:

                 Term                               Defined in Section
                 ----                               ------------------
                 DTC                                      2.1
                 Initial Period                           4.1(a)
                 Participant                              4.1(c)
                 Redemption Request                       4.1(b)
                 Representative                           4.1(c)
                 Subsequent Period                        4.1(a)


                                  ARTICLE TWO

                           THE SERIES A SENIOR NOTES


                  SECTION 2.1.  FORM.

                  The Series A Senior Notes shall be substantially in the form of Exhibit A hereto, which is a part of this First Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this First Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers of the Company executing such Series A Senior Notes, as evidenced by their execution of the Series A Senior Notes.

                  The Series A Senior Notes will initially be issued as Registered Global Securities.

                  The Company initially appoints The Depository Trust Company ("DTC") and the Trustee to act as Depositary and custodian, respectively, with respect to the Series A Senior Notes.

                  The Company initially appoints the Trustee to act as Paying Agent and Registrar with respect to the Series A Senior Notes.

                  SECTION 2.2.  DESIGNATION AND AMOUNT.

                  (a) The Series A Senior Notes shall be entitled the "8% Senior Notes due 2008" of the Company.

                  (b) The Trustee shall authenticate and deliver Series A Senior Notes for original issue in an aggregate principal amount of $200,000,000. The aggregate principal amount of Series A Senior Notes that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for Series A Senior Notes that may be authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series A Senior Notes pursuant to Sections 2.7, 2.8, 2.10, 3.3 or 9.4 of the Indenture.

                  (c) The Company may not issue new Series A Senior Notes to replace Series A Senior Notes that it has paid or delivered to the Trustee for cancellation.

                  SECTION 2.3.  INTEREST.

                  Interest on the Series A Senior Notes shall be payable in the amount, on the dates and in the manner provided for in the form of the Series A Senior Note attached hereto as Exhibit A.

                  SECTION 2.4.  DENOMINATIONS.

                  The Series A Senior Notes shall be Registered Securities in denominations of $1,000 or any integral multiple thereof.

                  SECTION 2.5.  PLACE OF PAYMENT.

                  The place of payment for the Series A Senior Notes shall be the Borough of Manhattan, The City of New York. So long as the Series A Senior Notes are in the form of Registered Global Securities, the Company agrees that payments of interest on, and any portion of the Principal of, the Series A Senior Notes shall be made by the Paying Agent, upon receipt from the Company of immediately available funds, directly to the Depositary (by Federal funds wire transfer).


                                 ARTICLE THREE

               OPTIONAL REDEMPTION OF THE SERIES A SENIOR NOTES


                  SECTION 3.1.  OPTIONAL REDEMPTION.

                  The Series A Senior Notes may be redeemed at the option of the Company, as a whole or from time to time in part, at the times and at the Redemption Price specified in the form of the Series A Senior Note attached hereto as Exhibit A.


                                 ARTICLE FOUR

                    LIMITED RIGHT OF REDEMPTION UPON DEATH
                           OF A BENEFICIAL OWNER OF
                             SERIES A SENIOR NOTES


                  SECTION 4.1.  REDEMPTION AT THE HOLDER'S OPTION.

                  (a) Unless the Series A Senior Notes have been declared due and payable prior to their maturity by reason of an Event of Default, the Representative (as hereinafter defined) of a deceased Beneficial Owner of an interest in Series A Senior Notes has the right to request redemption at par of all or part of such interest, and the Company will redeem the same, provided that the Company will not be obligated to redeem during the period from the original issuance of the Series A Senior Notes through and including November 30, 1999 (the "Initial Period"), and during any twelve-month period which ends on and includes each November 30 thereafter (each such twelve-month period being a "Subsequent Period") (i) on behalf of a deceased Beneficial Owner any interest in the Series A Senior Notes which exceeds an aggregate principal amount of $25,000 or (ii) interests in the Series A Senior Notes in an aggregate principal amount exceeding $4,000,000. A request for redemption may be initiated by the Representative of a deceased Beneficial Owner at any time and in any principal amount in integral multiples of $1,000. If the Company, although not obligated to do so, chooses to redeem interests of a deceased Beneficial Owner in the Series A Senior Notes in the Initial Period or in any Subsequent Period in excess of the $25,000 limitation, such redemption, to the extent that it exceeds the $25,000 limitation for any deceased Beneficial Owner, shall not be included in the computation of the $4,000,000 aggregate limitation for such Initial Period or for any Subsequent Period.

                  (b) Subject to the $25,000 and the $4,000,000 limitations set forth in paragraph (a) above, the Company will, after the death of any Beneficial Owner, redeem the interest of such Beneficial Owner in the Series A Senior Notes within 60 days following receipt by the Trustee of a Redemption Request (as hereinafter defined). If, during the Initial Period or any Subsequent Period, Redemption Requests exceed the aggregate principal amount of interests in Series A Senior Notes which the Company is obligated to redeem, then such excess Redemption Requests will be applied in the order received by the Trustee to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests.

                  (c) A request for redemption of an interest in the Series A Senior Notes may be initiated by the personal representative or other person authorized to represent the estate of a deceased Beneficial Owner or by a surviving joint tenant or tenant by the entirety (each a "Representative"). The Representative shall deliver a request to the relevant participant in DTC (the "Participant") through whom the deceased Beneficial Owner owned such interest, in form satisfactory to the Participant, together with evidence of the death of the Beneficial Owner, evidence of the authority of the Representative satisfactory to the Participant, such waivers, notices or certificates as may be required under applicable state or federal law and such other evidence of the right to such redemption as the Participant shall require. The request shall specify the principal amount of the interest in the Series A Senior Notes to be redeemed. The Participant shall thereupon deliver to DTC a request for redemption substantially in the form attached hereto as Exhibit B (a "Redemption Request"), accompanied by the documents submitted to the Participant as above described, and DTC will forward the same to the Trustee. Documents accompanying Redemption Requests shall be in form satisfactory to the Company. The Trustee may conclusively assume, without independent investigation, that the statements contained in each Redemption Request are true and correct and shall have no responsibility for reviewing any documents accompanying a Redemption Request or for determining whether the applicable decedent is in fact the Beneficial Owner of the Series A Senior Notes or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner.

                  (d) The price to be paid by the Company for an interest in the Series A Senior Notes to be redeemed pursuant to a Redemption Request is 100% of the principal amount thereof plus accrued but unpaid interest to the date of payment. Subject to arrangements with DTC, payment for interests in Series A Senior Notes which are to be redeemed shall be made to DTC upon presentation of the Series A Senior Notes to the Trustee in the aggregate principal amount specified in the relevant Redemption Request. The principal amount of any Series A Senior Notes acquired or redeemed by the Company other than by redemption at the option of any Representative of a deceased Beneficial Owner pursuant to this Section 4.1 shall not be included in the computation of either the $25,000 or the $4,000,000 limitation specified in paragraph (a) above for the Initial Period or for any Subsequent Period.

                  (e) For purposes of this Section 4.1, interests in the Series A Senior Notes held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner, and the death of a tenant in common, tenant by the entirety or joint tenant will be deemed the death of the Beneficial Owner. The death of a Person who during such Person's lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in the Series A Senior Notes will be deemed to be the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, provided such entitlement can be established to the satisfaction of the Participant and the Company. Such entitlement shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other similar joint ownership arrangements, including individual retirement accounts or Keogh (H.R. 10) plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where one Person has substantially all of the rights of a Beneficial Owner during such Person's lifetime.

                  (f) In the case of a Redemption Request which is presented pursuant to this Section 4.1 and which has not been fulfilled at the time the Company gives notice of its election to redeem the Series A Senior Notes pursuant to Section 3.1 hereof, the interests in the Series A Senior Notes which are the subject of such Redemption Request shall not be eligible for redemption pursuant to such Section 3.1 hereof, but shall remain subject to redemption pursuant to this Section 4.1.

                  (g) Subject to the provisions of Section 4.1(f), any Redemption Request may be withdrawn upon delivery of a written request for such withdrawal given to the Trustee by DTC prior to payment for redemption of an interest in the Series A Senior Notes pursuant to this Section 4.1.

                  (h) During such time or times as, in accordance with the Indenture, the Series A Senior Notes are not represented by a Registered Global Security and are issued in definitive form: (i) all references in this Section
4.1 to Participants and DTC shall be deemed deleted, (ii) all determinations pursuant to this Section 4.1 which the Participants are required to make shall be made by the Company (including, without limitation, determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Series A Senior Note to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner), (iii) all redemption requests, to be effective, shall be delivered by the Representative to the Trustee, with a copy to the Company, and shall be in the form of a Redemption Request (with appropriate changes to reflect the fact that such Redemption Request is being executed by a Representative) and (iv) in addition to all documents that are otherwise required to accompany a Redemption Request, the Series A Senior Note that is the subject of such request shall accompany the request.


                                 ARTICLE FIVE

                        ADDITIONAL COVENANTS APPLICABLE
                         TO THE SERIES A SENIOR NOTES


                  SECTION 5.1.  RESTRICTIONS ON SECURED DEBT.

                  If the Company shall incur, issue, assume or guarantee any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness, secured by a mortgage, pledge or other lien on any Principal Domestic Property, the Company shall secure the Series A Senior Notes equally and ratably with (or prior to) such indebtedness, so long as such indebtedness shall be so secured, unless after giving effect thereto the aggregate amount of all such indebtedness so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Domestic Properties, would not exceed 15% of the Consolidated Net Assets of the Company.

                  The foregoing restriction shall not apply to, and there shall be excluded in computing secured indebtedness for the purpose of such restriction, indebtedness secured by (a) property of, or on any shares of stock or debt of, any Subsidiary of the Company, (b) mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time such corporation becomes a Subsidiary, (c) mortgages in favor of the Company or any Subsidiary, (d) mortgages in favor of U.S. or foreign governmental bodies to secure partial, progress, advance or other payments, (e) mortgages on property, shares of stock or debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money mortgages and construction cost mortgages existing at or incurred within 180 days of the time of acquisition thereof, (f) mortgages existing on the first date on which a Series A Senior Note is authenticated by the Trustee, (g) mortgages incurred in connection with pollution control, industrial revenue or similar financings, and (h) any extension, renewal or replacement of any debt secured by any mortgage referred to in the foregoing clauses (a) through (g), inclusive.

                  SECTION 5.2.  RESTRICTIONS ON SALES AND LEASEBACKS.

                  The Company shall not enter into any sale and leaseback transaction involving any Principal Domestic Property, the acquisition or completion of construction and commencement of full operation of which has occurred more than 180 days prior thereto, unless (a) the Company could incur a mortgage on such property under the restrictions described in Section 5.1 hereof in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Series A Senior Notes or (b) the Company, within 180 days after the sale or transfer by the Company, applies to the retirement of its Funded Debt an amount equal to the greater of (i) the net proceeds of the sale of the Principal Domestic Property sold and leased pursuant to such arrangement or (ii) the fair market value of the Principal Domestic Property so sold and leased as determined by the board of directors of the Company; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (A) the principal amount of any Series A Senior Notes delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation, and (B) the principal amount of Funded Debt, other than Series A Senior Notes, voluntarily retired by the Company within 180 days after such sale or transfer; provided further that no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.


                                  ARTICLE SIX

                    ADDITIONAL EVENTS OF DEFAULT APPLICABLE
                          TO THE SERIES A SENIOR NOTE


                  SECTION 6.1.  ADDITIONAL EVENTS OF DEFAULT.

                  Pursuant to Section 6.1(f) of the Indenture, an "Event of Default" shall be deemed to occur with respect to the Series A Senior Notes if an event of default, as defined in any indenture or instrument evidencing or under which the Company has as of the date of this First Supplemental Indenture or shall thereafter have outstanding any indebtedness, shall happen and be continuing and either (a) such default results from the failure to pay the principal of such indebtedness in excess of $50 million at final maturity of such indebtedness or (b) as a result of such default the maturity of such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 60 days and the principal amount of such indebtedness, together with the principal amount of any other indebtedness of the Company in default, or the maturity of which has been accelerated, aggregates $50 million or more; provided that, the Trustee shall not be charged with knowledge of any such default unless written notice thereof shall have been given to the Trustee by the Company, by the holder or an agent of the holder of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the holders of not less than 25% in the aggregate principal amount of the Series A Senior Notes at the time outstanding; and provided further that if such default shall be remedied or cured by the Company or waived by the holder of such indebtedness, then the Event of Default described under this First Supplemental Indenture shall be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee, any Holder of Series A Senior Notes or any other person.


                                 ARTICLE SEVEN

                           MISCELLANEOUS PROVISIONS


                  SECTION 7.1.  RATIFICATION.

                  The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed. This First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent provided herein and therein.

                  SECTION 7.2.  COUNTERPARTS.

                  This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                       THE AES CORPORATION,
        as the Company


                                       By:  /s/ Barry J. Sharp
                                          ---------------------------------
                                              Name:  Barry J. Sharp
                                              Title: Vice President and
                                                       Chief Financial Officer
Attest:

 /s/ William R. Luraschi
---------------------------------
 Name:  William R. Luraschi
 Title: Vice President and
          General Counsel

                                       THE FIRST NATIONAL BANK OF
                                       CHICAGO, as the Trustee


                                       By:  /s/ Mary Fonti
                                          ---------------------------------
                                              Name:  Mary Fonti
                                              Title: Assistant Vice President
Attest:

 /s/ Michael Pinzon
---------------------------------
  Name:  Michael Pinzon
  Title: Trust Officer

                                                                 EXHIBIT A


                    [FORM OF FACE OF SERIES A SENIOR NOTE]


                  [INSERT IF THE NOTE IS TO BE A REGISTERED GLOBAL SECURITY - This Series A Senior Note is a Registered Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Series A Senior Note is exchangeable for Series A Senior Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture. Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  Unless this Series A Senior Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Series A Senior Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]



No.                                                       CUSIP NO.:  00130HAP0

                                $

                            8% SENIOR NOTE DUE 2008


                  THE AES CORPORATION promises to pay
                  to          or registered assigns the
                  principal sum of        Dollars on
                              , 2008.

Interest Payment Dates: March 31, June 30, September 30 and December 31 of each year, commencing March 31, 1999.

Record Dates:  The fifteenth calendar day prior to each Interest Payment Date.

                                                 By:____________________________
                                                          Authorized Signature

                                                 By:____________________________
                                                          Authorized Signature


Dated:

Certificate of Authentication

                  This is one of the 8% Senior Notes due 2008 referred to in the within-mentioned Indenture.

                                                 The First National Bank of
                                                 Chicago, as Trustee


                                                 By:____________________________
                                                          Authorized Signatory



                   [FORM OF REVERSE OF SERIES A SENIOR NOTE]

                              THE AES CORPORATION



                     8% SENIOR NOTE DUE DECEMBER 31, 2008

                  1. Interest. THE AES CORPORATION, a Delaware corporation (the "Company," which definition shall include any successor thereto in accordance with the Indenture (as defined below)), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 8% per annum. Interest on the Series A Senior Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from December 8, 1998 through but excluding the date on which interest is paid. Interest shall be payable in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"), commencing March 31, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company will pay interest on the Series A Senior Notes (except defaulted interest) to the Persons who are registered Holders of Series A Senior Notes at the close of business on the fifteenth day prior to each Interest Payment Date (each, a "Regular Record Date"). Holders must surrender Series A Senior Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company's option, interest may be paid by check mailed to the registered address of the Holder of this Series A Senior Note.

                  3. Paying Agent and Registrar. Initially, The First National Bank of Chicago (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

                  4. Indenture. The Company issued the Series A Senior Notes under an Indenture dated as of December 8, 1998 between the Company and the Trustee as supplemented by the First Supplemental Indenture dated as of December 8, 1998 between the Company and the Trustee (said Indenture, as so supplemented, the "Indenture"). This Series A Senior Note is one of an issue of Securities of the Company issued under the Indenture. The terms of the Series A Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as amended from time to time. The Series A Senior Notes are subject to all such terms, and Holders of the Series A Senior Notes are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Series A Senior Notes are general unsecured and unsubordinated obligations of the Company ranking pari passu with all of the Company's unsecured and unsubordinated obligations, limited in aggregate principal amount to $200,000,000. The Indenture limits the ability of the Company to incur certain secured indebtedness and to enter into certain sale and leaseback transactions.

                  5. Optional Redemption. The Series A Senior Notes are subject to redemption, at the Company's option, in whole or from time to time in part, at any time on or after December 8, 2000, upon not less than 30 nor more than 60 days' notice mailed to each holder of Series A Senior Notes to be redeemed at its address appearing in the Security Register and prior to maturity at a redemption price (the "Redemption Price") equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the date of redemption (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due or on Interest Payment Date that is on or prior to the Redemption Date).

                  6. Limited Right of Redemption Upon Death of Beneficial Owner. Subject to the conditions and limitations provided in the Indenture, at the option of any deceased Beneficial Owner's Representative, interests in the Series A Senior Notes are redeemable at 100% of their principal amount, plus accrued interest.

                  7. Mandatory Redemption. No sinking fund is provided for the Series A Senior Notes.

                  8. Denominations, Transfer, Exchange. The Series A Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Series A Senior Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Series A Senior Notes or portion of a Series A Series Note selected for redemption, or transfer or exchange any Series A Series Notes for a period of 15 days before selection of such Series A Series Notes to be redeemed.

                  9. Persons Deemed Owners. The registered holder of a Series A Senior Note may be treated as the owner of it for all purposes.

                  10 Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

                  11. Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any outstanding Series A Senior Notes, amend, waive or supplement the Indenture or the Series A Senior Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Series A Senior Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of all series affected, subject to certain exceptions requiring the consent of the Holders of the particular Series A Senior Notes to be affected.

                  12. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Series A Senior Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation, subject to certain exceptions, will be released from those obligations.

                  13. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(d) or (e) of the Indenture with respect to the Company) occurs and is continuing, then the holders of not less than 25% in aggregate principal amount of the outstanding Series A Senior Notes may, or the Trustee may, declare the principal of, plus accrued interest, if any, to be due and payable immediately. If an Event of Default specified in Section 6.1(d) or (e) of the Indenture with respect to the Company occurs and is continuing, the principal of and accrued interest on all of the Series A Senior Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of the Series A Senior Notes may not enforce the Indenture or the Series A Senior Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Series A Senior Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Series A Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Series A Senior Notes notice of any continuing default (except a default in payment of principal or interest or a failure to comply with Article 5 of the Indenture) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                  14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  15. No Recourse Against Others. A director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the Series A Senior Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Series A Senior Notes by accepting a Series A Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Series A Senior Notes.

                  16. Defeasance. The Indenture contains provisions (which provisions apply to this Series A Senior Note) for defeasance at any time of
(a) the entire indebtedness of the Company in respect of this Series A Senior Note and (b) certain restrictive covenants and Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

                  17. Authentication. This Series A Senior Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Series A Senior Note.

                  18. Abbreviations. Customary abbreviations may be used in the name of a Holder of Series A Senior Notes or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  19. GOVERNING LAW. THE INDENTURE AND THIS SERIES A SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  The Company will furnish to any Holder of Series A Senior Notes upon written request and without charge a copy of the Indenture. Requests may be made to:

                  THE AES CORPORATION
                  1001 North 19th Street, Suite 2000
                  Arlington, Virginia  22209
                  Telephone: (703) 522-1315
                  Telecopy:  (703) 528-4510

                  Attention: General Counsel




                                ASSIGNMENT FORM


If you the holder want to assign this Series A Senior Note, fill in the form below and have your signature guaranteed:

                  I or we assign and transfer this Series A Senior Note to


-------------------------------------------------------------------------------
(Insert assignee's social security or tax ID number)___________________________

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code) and irrevocably appoint ____________ agent to transfer this Series A Senior Note on the books of the
 Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:                               Your signature:
     -----------                                   ----------------------------
                                                    (Sign exactly as your name
                                                    appears on the other side
                                                    of this Series A Senior
                                                    Note)

Signature Guarantee:___________________________________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.




                                                           EXHIBIT B

                       [FORM OF REQUEST FOR REDEMPTION]
                              The AES Corporation
                                8% Senior Notes
                             due December 31, 2008
                              CUSIP No. 00130HAP0

                  The undersigned Participant does hereby certify, pursuant to
Section 4.1 of the First Supplemental Indenture dated as of December 8, 1998 to the Indenture dated as of December 8, 1998 between The AES Corporation (the "Company") and The First National Bank of Chicago, as trustee (the "Trustee"), to the Company and the Trustee that:

                  1.       [Name of deceased Beneficial Owner] is deceased.

                  2. [Name of deceased Beneficial Owner] had a $________ interest in the Company's 8% Senior Notes due December 31, 2008 (the "Series A Senior Notes").

                  3. [Name of Representative] is Beneficial Owner's personal [representative/ other person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/ surviving tenant by the entirety] and has delivered to the undersigned a request for redemption in form satisfactory to the undersigned, requesting that $___________ ($1,000 or an integral multiple thereof) be redeemed pursuant to said Section 4.1. Such request and the documents accompanying such request, all of which are satisfactory to the undersigned, are delivered herewith.

                  4. [Name of Participant] holds the interest in the Series A Senior Notes with respect to which this Redemption Request is being made on behalf of [Name of deceased Beneficial Owner].

                  IN WITNESS WHEREOF, the undersigned has executed this Redemption Request as of ________________.

                                       [Name of Participant]


                                       By: __________________________
                                           Name:
                                           Title: